EXHIBIT 10.9


                       FOREBEARANCE AND DEFERRAL AGREEMENT

            THIS FOREBEARANCE AND DEFERRAL AGREEMENT (this "Agreement"), dated as of June 30, 2005, is made by and among Windswept Environmental Group, Inc., a Delaware corporation ("WEGI"), Michael O'Reilly, an individual with an address at c/o WEGI, 100 Sweeneydale Avenue, Bay Shore, New York 11706 ("MOR"), Dr. Kevin Phillips and Gary Molnar, each of whom is an individual with an address at c/o FPM Group, Ltd., 909 Marconi Avenue, Ronkonkoma, New York 11779 (together, the "Series A Preferred Stockholders").

                              W I T N E S S E T H:

            WHEREAS, WEGI has (a) granted to Laurus Master Fund, Ltd., a Cayman Islands company ("Laurus") an option (the "Option") and a warrant (the
"Warrant") to acquire securities of WEGI pursuant to the Securities Purchase Agreement, dated the date hereof, by and between Laurus and WEGI and (b) sold to Laurus a secured convertible promissory note in the principal amount of $5,000,000 (the "Note") with a maturity date of June 30, 2008 (the "Maturity Date"); and

            WHEREAS, an aggregate of $102,000 of accrued dividend payments and interest due thereon from WEGI to the Series A Preferred Stockholders pursuant to the Certificate of Designations of Series A Convertible Preferred Stock of WEGI (the "Certificate of Designations") have accrued and have remained unpaid over the last five consecutive quarters of WEGI.

            NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree:

Section 1.  Series A Preferred Stockholders.

            (a) The Series A Preferred Stockholders hereby agree to forbear from appointing a second director pursuant to Section 4(d) of the Certificate of Designations until the earlier of (i) the third anniversary of the date hereof or (ii) the repayment in full by WEGI of the Note.


            (b) The  Series  A  Preferred Stockholders hereby agree to defer the
(i) $1.3  million  mandatory   redemption  due  on June 30, 2007, as required by
Section 8(d) of the Certificate of Designations of Series A Convertible Preferred Stock of WEGI (the "Certificate of Designations") and (ii) payment of preferred stock dividend payments due as of the date hereof and all preferred stock dividend payments accruing hereafter pursuant to the terms and provisions hereof, plus interest at a rate per annum, equal to the higher of


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(a)  six  percent  (6%) of  the  Stated Value (as defined in the  Certificate of
Designations) and (b) a percentage of the Stated Value equal to the Inflation Rate (as defined in the Certificate of Designations) plus two and one-half percent (2 1/2 %), except as provided in Section 2 below until the earlier of
(1) six months after the repayment in full by WEGI of the Note or (2) June 30, 2010.

            (c) The Series A Preferred Stockholders hereby agree to vote any and all of the shares of the Common Stock for which they have voting power in favor of the Authorization Amendment (as defined below).

Section 2.  WEGI.
            ----

            (a) WEGI hereby agrees to grant to each of the Series A Preferred Stockholders options exercisable for a ten-year period at the market price of shares of common stock, par value $0.0001 of WEGI (the "Common Stock") on the date hereof (the "Closing Date"), to purchase 250,000 shares of Common Stock.

            (b) WEGI hereby agrees to pay, out of funds legally available therefor, accrued and unpaid dividends in an aggregate of (i) $17,500 to each of the Series A Preferred Stockholders, on each of June 30, 2005, September 30, 2005 and December 30, 2005 and (ii) $25,000 to each of the Series A Preferred Stockholders on February 28, 2007.

Section 3.  MOR.
            ---

            (a) MOR hereby agrees to (i) propose at the next meeting of the stockholders of WEGI (the "Meeting") an amendment to the Certificate of Incorporation to give effect to the terms and provisions set forth in Section 1 hereof, to the extent legally required, and to (ii) vote all of the shares of the Common Stock for which he has voting power in favor of such amendment.

            (b) MOR also hereby agrees to (i) propose at the Meeting an amendment to the Certificate of Incorporation to increase the amount of authorized shares of Common Stock from 150,000,000 to that number required to enable Laurus to fully exercise and convert the Option, Warrant and Note (the "Authorization Amendment") and (ii) vote all of the shares of the Common Stock for which he has voting power in favor of such amendment.

Section 4.  Survival.
            ---------

            All agreements, representations and warranties and covenants contained herein or made in writing by or on behalf of the parties hereto in connection with the transactions contemplated hereby shall survive the execution of this Agreement and the consummation of such transactions.

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Section 5.  Severability.
            ------------

            If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any parties. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

Section 6.  Miscellaneous.
            -------------

            This  Agreement  shall  be  interpreted,  construed and  enforced in accordance with the laws of the State of New York without regard to its conflicts of laws principles, except to the extent that the General Corporation of the State of Delaware applies to Section 3 above. This Agreement embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and understandings, oral and written, relating to the subject matter hereof. This Agreement may not be modified or amended or any term or provision hereof waived or discharged, except in writing signed by the party against whom such modification, waiver or discharge is sought to be enforced. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. All of the terms of this Agreement shall be binding upon the respective successors and assigns of the parties hereto and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.


                            [SIGNATURE PAGE FOLLOWS]



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            IN  WITNESS  WHEREOF,  the  parties  hereto  have  caused their duly authorized officers to execute and deliver this Agreement as of the date first set forth above.



                                  WINDSWEPT ENVIRONMENTAL GROUP, INC.

                                  By:  /s/ Anthony P. Towell
                                     ---------------------------------
                                     Name: Anthony P. Towell
                                     Title:


                                            /s/ Michael O'Reilly
                                  -------------------------------------------
                                            Michael O'Reilly


                                            /s/ Kevin Phillips
                                  -------------------------------------------
                                            Kevin Phillips


                                            /s/ Gary Molnar
                                  -------------------------------------------
                                            Gary Molnar

Acknowledged and Agreed to
As of this 30th day of June, 2005

LAURUS MASTER FUND, LTD.


By: /s/ David Grin
   --------------------------
   Name: David Grin
   Title: Director